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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the CSG Systems International, Inc. 1996 Stock Incentive Plan of our reports dated January 26, 1998, included in CSG Systems International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP



Omaha, Nebraska
March 16, 1998